EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1990 Stock Option Plan of TETRA Technologies, Inc. of our report dated February 23, 1996, with respect to the consolidated financial statements and schedules of TETRA Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                                        Ernst & Young LLP
  Houston, Texas
  August 9, 1996